Exhibit 1.2

PRICING AGREEMENT

May 30, 2018

Morgan Stanley & Co. LLC

Merrill Lynch, Pierce, Fenner & Smith

  Incorporated

UBS Securities LLC

Wells Fargo Securities, LLC

As Representatives of the several Underwriters

named in Schedule I hereto

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

c/o Merrill Lynch, Pierce, Fenner & Smith

 Incorporated

One Bryant Park

New York, New York 10036

c/o UBS Securities LLC

1285 Avenue of the Americas

New York, NY 10019

Attention: Fixed Income Syndicate

c/o Wells Fargo Securities, LLC

550 South Tryon Street

Charlotte, North Carolina 28202

Ladies and Gentlemen:

MetLife, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein (this “Agreement”) and in the Underwriting Agreement, dated May 30, 2018 (the “Underwriting Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the total number of Securities specified in Schedule I hereto.

Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Agreement, the Applicable Time, the Closing Date and, if applicable, the Option Closing Date. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Underwriters of the Securities pursuant to the Underwriting Agreement are designated as the “Joint Book-Running Managers” at the end of Schedule II hereto.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, at the time and at the purchase price to the Underwriters set forth in Schedule III hereto, (1) the Company agrees to issue, sell and deliver to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company the number of Initial Depositary Shares set forth opposite the name of such Underwriter in Schedule I hereto under the caption “Number of Initial Depositary Shares” and (2) the Company agrees to issue, sell and deliver to the Underwriters, and the Underwriters shall have the right to purchase, severally and not jointly, up to the respective numbers of Option Depositary Shares set forth opposite the names of the Underwriters in Schedule I hereto under the caption “Number of Option Depositary Shares.” The date of the issuance, sale and delivery of the Initial Depositary Shares is the “Settlement Date” set forth on Schedule II hereto and such date shall be considered a Closing Date under the Underwriting Agreement.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

[Signature pages follow]

2

Very truly yours,

METLIFE, INC.

By:	/s/ John D. McCallion
Name:	John D. McCallion
Title:	Executive Vice President and Chief Financial Officer and Treasurer

[Signature page to Depository Shares Pricing Agreement]

Accepted as of the date hereof

on behalf of each of the Underwriters:

MORGAN STANLEY & CO. LLC

By:	/s/ Yurij Slyz
Name:	Yurij Slyz
Title:	Executive Director

[Signature page to Depository Shares Pricing Agreement]

MERRILL LYNCH, PIERCE, FENNER & SMITH

                                 INCORPORATED

By:	/s/ Matthew Basler
Name:	Matthew Basler
Title:	Managing Director

[Signature page to Depository Shares Pricing Agreement]

UBS SECURITIES LLC

By:	/s/ Sam Reinhart

Name:	Sam Reinhart
Title:	Managing Director

By:	/s/ Corey Sieven

Name:	Corey Sieven
Title:	Director

[Signature page to Depository Shares Pricing Agreement]

WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley

Name:	Carolyn Hurley
Title:	Director

[Signature page to Depository Shares Pricing Agreement]

SCHEDULE I

TO PRICING AGREEMENT

Underwriters	Number of Initial Depositary Shares	Number of Option Depositary Shares	Total Number of Depositary Shares
Morgan Stanley & Co. LLC	5,180,000	777,000	5,957,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	5,180,000	777,000	5,957,000
UBS Securities LLC	5,180,000	777,000	5,957,000
Wells Fargo Securities, LLC	5,180,000	777,000	5,957,000
Citigroup Global Markets Inc.	896,000	134,400	1,030,400
Deutsche Bank Securities Inc.	896,000	134,400	1,030,400
HSBC Securities (USA) Inc.	896,000	134,400	1,030,400
Mizuho Securities USA LLC	896,000	134,400	1,030,400
SMBC Nikko Securities America, Inc.	896,000	134,400	1,030,400
HRC Investment Services, Inc.	259,000	38,850	297,850
Janney Montgomery Scott LLC	259,000	38,850	297,850
Stifel, Nicolaus & Company, Inc.	259,000	38,850	297,850
Wedbush Morgan Securities Inc.	259,000	38,850	297,850
Advisors Asset Management	98,000	14,700	112,700
BB&T Capital Markets	98,000	14,700	112,700
BNY Mellon Capital Markets, LLC	98,000	14,700	112,700
C. L. King & Associates, Inc.	98,000	14,700	112,700
D.A. Davidson & Co.	98,000	14,700	112,700
Davenport & Company LLC	98,000	14,700	112,700
Drexel Hamilton, LLC	98,000	14,700	112,700
Fidelity Brokerage Services LLC	98,000	14,700	112,700
Hilltop Securities Inc.	98,000	14,700	112,700
J.J.B. Hilliard, W.L. Lyons, Inc.	98,000	14,700	112,700
Maxim Group LLC	98,000	14,700	112,700
Mesirow Financial, Inc.	98,000	14,700	112,700
MFR Securities, Inc.	98,000	14,700	112,700
Mischler Financial Group, Inc.	98,000	14,700	112,700
Oppenheimer & Co. Inc.	98,000	14,700	112,700
Robert W. Baird & Co. Incorporated	98,000	14,700	112,700
The Williams Group, L.P.	98,000	14,700	112,700
William Blair & Company, L.L.C.	98,000	14,700	112,700

Total	28,000,000	4,200,000	32,200,000

Schedule I - 1

SCHEDULE II

TO PRICING AGREEMENT

Filed pursuant to Rule 433

May 30, 2018

Relating to

Preliminary Prospectus Supplement dated May 30, 2018 to

Prospectus dated November 18, 2016

Registration Statement No. 333-214708

MetLife, Inc.

28,000,000 Depositary Shares,

each representing a 1/1000th interest in a share of

5.625% Non-Cumulative Preferred Stock, Series E

Final Term Sheet

May 30, 2018

Issuer:	MetLife, Inc. (“Issuer”)

Securities:	Depositary shares (“Depositary Shares”), each representing a 1/1000th interest in a share of the Issuer’s 5.625% Non-Cumulative Preferred Stock, Series E (“Series E Preferred Shares”)

Number of Depositary Shares:	28,000,000

Over-allotment Option:	4,200,000

Liquidation Preference:	$25,000 per Series E Preferred Share (equivalent to $25 per Depositary Share)

Aggregate Liquidation Preference:	$700,000,000

Price to the Public:	$25 per Depositary Share

Schedule II - 1

Gross Underwriting Discount (Retail):	$0.7875 per Depositary Share

Gross Underwriting Discount (Institutional):	$0.25 per Depositary Share

Proceeds to Issuer Before Expenses:	$678,936,312.50

Maturity Date:	Perpetual

Pricing Date:	May 30, 2018

Settlement Date*:	June 4, 2018 (T+3)

Dividend Rate and Dividend Payment Dates:	When, as and if declared by the Issuer’s board of directors or a duly authorized committee thereof, the Issuer will pay dividends on a non-cumulative basis, quarterly in arrears on the 15th day of March, June, September and December of each year, commencing on September 15, 2018, at 5.625% per annum, accruing from, and including, the Settlement Date

Day Count Convention:	30/360

Payment Business Days:	New York

Optional Redemption:	Series E Preferred Shares are redeemable, in whole or in part, from time to time, on or after June 15, 2023, at a redemption price equal to $25,000 per Series E Preferred Share (equivalent to $25 per Depositary Share), plus an amount equal to any accrued and unpaid dividends that have accrued but not been declared and paid for the then-current dividend period to, but excluding, such redemption date

Schedule II - 2

Redemption after the Occurrence of a Rating Agency Event or Regulatory Capital Event:

Series E Preferred Shares are redeemable, in whole but not in part, at any time prior to June 15, 2023, within 90 days after the occurrence of a “rating agency event” or “regulatory capital event” (as defined in the Preliminary Prospectus), at a redemption price equal to (i) in the case of a rating agency event, $25,500 per Series E Preferred Share (equivalent to $25.50 per Depositary Share), plus an amount equal to any accrued and unpaid dividends per share that have accrued but not been declared and paid for the then-current dividend period to, but excluding, such redemption date or (ii) in the case of a regulatory capital event, $25,000 per Series E Preferred Share (equivalent to $25 per Depositary Share), plus an amount equal to any accrued and unpaid dividends per share that have accrued but not been declared and paid for the then-current dividend period to, but excluding, such redemption date.

Listing:	Application will be made to list Depositary Shares on the New York Stock Exchange under the symbol “METPrE”

Depositary Shares CUSIP/ISIN:	59156R 876 / US59156R8768

Joint Book-Running Managers:	Morgan Stanley & Co. LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated UBS Securities LLC Wells Fargo Securities, LLC

Co-Managers:	Citigroup Global Markets Inc. HSBC Securities (USA) Inc. Deutsche Bank Securities Inc. Mizuho Securities USA LLC SMBC Nikko Securities America, Inc.

First Tier Underwriters:	HRC Investment Services, Inc. Janney Montgomery Scott LLC Stifel, Nicolaus & Company, Inc. Wedbush Morgan Securities Inc.

Schedule II - 3

Second Tier Underwriters:	Advisors Asset Management
BB&T Capital Markets
BNY Mellon Capital Markets, LLC
C. L. King & Associates, Inc.
D.A. Davidson & Co.
Davenport & Company LLC
Drexel Hamilton, LLC
Fidelity Brokerage Services LLC
Hilltop Securities Inc.
J.J.B. Hilliard, W.L. Lyons, Inc.
Maxim Group LLC
Mesirow Financial, Inc.
MFR Securities, Inc.
Mischler Financial Group, Inc.
Oppenheimer & Co. Inc.
Robert W. Baird & Co. Incorporated
The Williams Group, L.P.
William Blair & Company, L.L.C.

*	It is expected that delivery of the Depositary Shares will be made against payment therefor on or about June 4, 2018, which is the third business day following the date hereof (such settlement cycle being referred to as ‘‘T+3’’). Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Depositary Shares prior to their date of delivery may be required, by virtue of the fact that the Depositary Shares initially will settle in T+3, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement. Purchasers of the Depositary Shares who wish to trade such Depositary Shares prior to their date of delivery should consult their own advisors.

The Issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Morgan Stanley & Co. LLC toll-free at (866) 718-1649, Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at (800) 294-1322, UBS Securities LLC toll-free at (888) 827-7275 or Wells Fargo Securities, LLC toll-free at (800) 645-3751.

Schedule II - 4

SCHEDULE III

TO PRICING AGREEMENT

Underwriters’ Purchase Price of Depositary Shares: $24.2125 per Depositary Share for retail orders and $24.75 per Depositary Share for institutional orders

Closing Date: June 4, 2018

Addresses for Notices, etc. to the Representatives:

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

One Bryant Park

New York, New York 10036

UBS Securities LLC

1285 Avenue of the Americas

New York, NY 10019

Attention: Fixed Income Syndicate

Fax: 203-719-0495

Wells Fargo Securities, LLC

550 South Tryon Street

Charlotte, North Carolina 28202

Annex VI -